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                                                                     EXHIBIT 21

                           AZURIX CORP. SUBSIDIARIES
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Azurix Jose Holdings Ltd.
Azurix Jose Investment Ltd.
Azurix Jose Ltd.
Enron Argentina Holding Inc.
Azurix Misiones SRL
Azurix Cancun B.V.
Azurix Cancun SRL
Enron Water Israel Ltd.
Azurix Suez Ltd.
Azurix Colombia Holdings Ltd.
Azurix Colombia Investments Ltd.
Azurix Colombia Ltd.
Azurix Isla Mujeres B.V.
Operadora de Buenos Aires SRL
Operadora de Misiones SRL
Azurix Mendoza Investments Ltd.
Azurix Chengdu Holdings Ltd.
Azurix Chengdu Ltd.
Azurix Misiones Holdings Ltd.
Azurix Misiones Ltd.
Azurix U.K. Ltd.
Azurix Rio Holdings Ltd.
Azurix Rio Investments Ltd.
SPE-Sociedade PAULISTA de Energia Ltda.
SCE-Sociedade Carioca de Energia Ltda.
Azurix Kuwait Ltd.
Azurix AGOSBA Holdings Ltd.
Azurix AGOSBA Ltd.
Azurix AGOSBA SRL
Azurix Chaoyang Holdings Ltd.
Azurix Chile Holdings Ltd.
Azurix Chile Ltd.
Azurix Suzhou Holdings Ltd.
Azurix Vietnam Holdings Ltd.
Azurix Vietnam Investments Ltd.
Azurix Vietnam Ltd.
Azurix Jordan Ltd.
Azurix Lebanon Ltd.
Azurix Tangiers Ltd.
Azurix Philippines Holdings Ltd.
Azurix Philippines Investments Ltd.
Azurix Philipppines Ltd.
Azurix Guam Corporation
Azurix Panama Holdings Ltd.
Azurix Panama Investments Ltd.
Azurix China Holdings Ltd.
Azurix China Investments Ltd..
Azurix Projects Holdings Ltd.
Azurix Projects Ltd.
Azurix Saigon Holding Co.
Azurix Saigon Ltd.
Azurix Ltd.
Azurix Finance Corp.
Azurix ESSEL Ltd.
Azurix ESSAL Ltd.
Azurix EMOS Ltd.
Azurix ESSBIO Ltd.
Azurix International Limited
Azurix Guangdong Holdings Ltd.
Azurix Europe Ltd.
Wessex Water Ltd.
Wessex Water Services Ltd.
Desarrollos Hidraulicos de Cancun S.A. de C.V.
Aguakan, S.A.
Azurix Mexico City B.V.
Azurix Mexico City SRL
PUMC, Inc.
PUMC Canada Company
Inversiones Azurix Santiago Ltda.